Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
REITPlus, Inc.
We consent to the use of our report incorporated by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Houston, Texas
July 23, 2008